UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

September 30, 2004

Internap Network Services Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-27265	91-2145721
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

250 Williams Street, Atlanta, GA	30303
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (404) 302-9700

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On September 30, 2004, Internap Network Services Corporation entered into an amendment of its credit facility with Silicon Valley Bank. The amendment extends the expiration of the existing $15.0 million revolving credit facility from October 22, 2004 to September 29, 2005 and provides for an additional $17.5 million term loan. The principal amount of the loan is due in 48 equal monthly installments commencing October 1, 2004 and the interest rate on the term loan is 7.5%. The term loan is in addition to the current $15.0 million revolving loan and a separate $5.0 million term loan, of which $2.1 million is currently outstanding.

The proceeds of the term loan were used to buy out and refinance all equipment subject to the then outstanding capital lease obligations with Cisco Systems Capital Corporation on September 30, 2004.

The amendment to the credit facility also includes financial covenants that require Internap to maintain (1) either a minimum unrestricted cash balance or a minimum quick ratio and (2) minimum Cash EBITDA, as defined in the amendment.

There is no material relationship between Silicon Valley Bank or its affiliates and the Company or its affiliates other than as parties to the credit facility.

A copy of the Amendment to Loan Documents and Amended and Restated Schedule to Loan and Security Agreement are attached as Exhibits 10.1 and 10.2, respectively.

Item 1.02. Termination of a Material Definitive Agreement.

In connection with the new term loan agreement above, on September 30, 2004, Internap exercised a buy out of all equipment subject to outstanding capital lease obligations with Cisco for $19.7 million, including lease prepayments, the fair market value of the equipment as determined by Cisco and sales tax. The buy out was funded through the $17.5 million term loan with Silicon Valley Bank described above and existing cash on hand.

There is no material relationship between Cisco Systems Capital Corporation or its affiliates and the Company or its affiliates other than as parties to the lease.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of the Company.

The information included in Item 1.01 above is incorporated herein by reference.

The loan and security agreement provides for various events of default, including failure to make payments when due; failure to maintain covenants and non-monetary obligations; subjecting collateral to additional liens or encumbrances; breach of material contracts or obligations that result in a material adverse change; initiation or commencement of bankruptcy proceedings; payment of subordinated obligations, other than as permitted by the applicable subordination agreement; or a change in beneficial ownership of the Company’s common stock in excess of 40% in one or more related transactions. If any event of default occurs and is continuing, Silicon Valley Bank may cease making loans or extending credit; accelerate or declare all or any obligations immediately due; or take possession of or liquidate collateral.

Item 9.01. Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired.

None.

(b)	Pro Forma Financial Information.

None.

(c)	Exhibits

10.1	Amendment to Loan Documents dated September 30, 2004.

10.2	Amended and Restated Schedule to Loan and Security Agreement dated September 30, 2004.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERNAP NETWORK SERVICES CORPORATION

Date: October 5, 2004	By:	/s/ Walter G. DeSocio
Walter G. DeSocio
Vice President—Chief Administrative Officer,
General Counsel and Secretary

EXHIBIT INDEX

10.1	Amendment to Loan Documents dated September 30, 2004.

10.2	Amended and Restated Schedule to Loan and Security Agreement dated September 30, 2004.